Exhibit 10.19
BEAZER HOMES USA, INC.
2014 LONG-TERM INCENTIVE PLAN
EMPLOYEE AWARD AGREEMENT FOR
RESTRICTED STOCK
THIS EMPLOYEE AWARD AGREEMENT FOR RESTRICTED STOCK (this “Agreement”) is made as of September 18, 2014 by and between Beazer Homes USA, Inc., a Delaware corporation (the “Company”), and Robert L. Salomon, an individual resident of the State of Georgia (“Participant”).
WITNESSETH:
WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company has approved the Company’s entering into a new Employment Agreement, dated as of September 18, 2014 (the “Employment Agreement”), with the Participant;
WHEREAS, pursuant to Section 4(e) of the Employment Agreement, the Company agreed to grant Participant 80,000 shares of Restricted Stock under the Company’s 2014 Long-Term Incentive Plan (the “Plan”);
NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein and in the Employment Agreement, the parties hereby agree to the terms and conditions set forth below.
1.AWARD OF RESTRICTED STOCK
(a)    Award; Effective Date. The Company hereby grants to Participant, effective as of September 18, 2014 (the “Restricted Stock Effective Date”), Eighty Thousand (80,000) restricted Shares (as defined in the Plan), subject to the terms of the Plan and subject to such further restrictions as are set forth below. Such restricted Shares are hereinafter referred to as “Restricted Stock.”
(b)    Vesting; Change in Control; Restrictions. (1) Subject in each case to the provisions of this Section 1, Participant’s rights with respect to the Restricted Stock awarded hereunder shall vest on the date (hereinafter referred to as the “Vesting Date”) which is the fourth (4th) anniversary of the Restricted Stock Effective Date, provided Participant has remained continuously employed with the Company and/or its affiliates from the Restricted Stock Effective Date until the Vesting Date.
(i)    In the event Participant’s employment is terminated by his Retirement (as defined herein), as a result of his Disability (as defined in the Employment Agreement), or Participant dies while an employee of the

Company or any of its affiliates, in each case prior to the Vesting Date, then all of the Restricted Stock will vest on the date of Participant’s termination of employment by his Retirement, as a result of his Disability or the date Participant dies while an employee of the Company or any of its affiliates.
For purposes of this Agreement, “Retirement” shall mean a voluntary termination of employment by Participant at age 66 or older that occurs at least three years after the Restricted Stock Effective Date when Participant is in good standing with the Company and which is approved by the Committee.
(ii)    In the event Participant’s employment is terminated by the Company without Cause (as defined below) prior to the Vesting Date, then the Restricted Stock will vest with respect to such number of Shares (rounded to the nearest whole Share) as equals the product of (x) the total number of Shares awarded to Participant as described in Section 1(a) hereof multiplied by (y) a fraction (not to exceed one), the numerator of which shall be equal to the number of whole months (counting each month as ending on the first day of the calendar month) elapsed from the Restricted Stock Effective Date until the date of such termination without Cause (not to exceed 48), and the denominator of which shall be 48.
(iii)    Notwithstanding Section 1(b)(i), upon the occurrence of a Change in Control (as defined in the Plan) prior to the Vesting Date, all of the Restricted Stock will vest upon the date of the Change in Control, provided Participant has remained continuously employed with the Company and/or its affiliates from the Restricted Stock Effective Date until the date of such Change in Control.
(iv)    Prior to vesting, the Restricted Stock shall not be voluntarily or involuntarily sold, assigned, transferred, pledged, alienated, hypothecated or encumbered by Participant, other than by will or the laws of descent and distribution.
(v)    Prior to vesting, Participant shall have voting rights and receive dividends, if and when declared, on the Restricted Stock held by the Company on behalf of Participant.
(c)    Forfeiture of Restricted Stock. In the event that Participant is terminated by the Company for Cause or Participant resigns from or otherwise terminates his employment with the Company (other than as a result of (i) his Disability, (ii) death, or (iii) Retirement), prior to the Vesting Date and prior to the date of a Change in Control, then the Restricted Stock which is held by Participant and not vested on the date of such termination shall be forfeited by

Participant, and the Company shall have no further obligation to Participant with respect to such forfeited Restricted Stock.
For purposes of this Agreement, a termination by the Company without “Cause” shall have the same meaning as set forth in Section 9 of the Employment Agreement.
(d)    Stock Certificates. The Restricted Stock awarded hereunder shall be held in a book entry account by the Company. Appropriate adjustments shall be made by the Company to the Restricted Stock awarded hereunder to reflect changes made by the Committee pursuant to those events described in Section 2 below. Upon vesting of the Restricted Stock awarded hereunder, the Shares shall continue to be held in a book entry account by the Company, unless Participant requests delivery of stock certificates representing such Shares, in which case a certificate or certificates representing such Shares shall be delivered to Participant, which certificate or certificates may contain such legends as the Company, in its sole discretion, deems necessary or advisable in connection with applicable securities laws. Such certificates shall be delivered as soon as administratively practicable, but no later than 30 days after any such request.
2.    ADJUSTMENT OF SHARES
If there shall be any Adjustment of Shares as provided for in Section 4.3 of the Plan, then appropriate adjustments in the outstanding portion of the Restricted Stock shall be made by the Committee, the manner of such adjustments being made as provided for under the Plan.
3.    MISCELLANEOUS
(a)    The Plan. The award of Restricted Stock provided for herein is made pursuant to the Plan and is subject to the terms and conditions of the Plan. The terms of this Agreement shall be interpreted in accordance with the Plan and any capitalized term used in this Agreement but not defined herein or in the Employment Agreement shall have the meaning set forth in the Plan. The Plan is available for inspection during business hours at the principal offices of the Company (currently located at 1000 Abernathy Road, Suite 260, Atlanta, Georgia 30328), and a copy of the Plan may be obtained by Participant through a request in writing therefor directed to the Secretary of the Company. To the extent the terms of this Agreement are inconsistent with the Plan, the terms of the Plan shall control.

(b)    No Right to Employment. This Agreement shall not confer on Participant any right with respect to continuance of employment by the Company or any of its affiliates, nor will it interfere in any way with the right of the Company or any of its affiliates to terminate the employment of Participant at any time for any reason.
(c)    Taxes. Participant shall be responsible for satisfying any income and employment tax withholding obligations attributable to participation in the Plan and the vesting of the Restricted Stock. Participant may elect to satisfy his federal and state income and employment tax withholding obligations upon the vesting of Restricted Stock, by (i) having the Company withhold a portion of the Shares otherwise to be delivered upon the vesting of Restricted Stock having a Fair Market Value (as defined in the Plan) equal to the minimum amount of federal and state income and employment taxes required to be withheld, (ii) delivering to the Company Shares other than the Shares issuable upon the vesting of Restricted Stock with a Fair Market Value equal to such taxes, (iii) delivering to the Company cash, check (bank check, certified check or personal check), money order or wire transfer equal to such taxes upon the vesting of Restricted Stock, or (iv) any combination of Sections 3(c)(i) through (iii). Any election to have Shares withheld must be made on or before the date that the amount of tax to be withheld is determined. Participant may not make a Section 83(b) election with respect to the Restricted Stock awarded hereunder.
(d)    Recoupment of Incentive Compensation. This grant of Restricted Stock shall be subject to the terms of any policy of recoupment of compensation adopted by the Company as provided for in Section 4(h) of the Employment Agreement and Participant hereby agrees to the requirements of this Section 3(d).
(e)    Waivers. No waiver at any time of any term or provision of this Agreement shall be construed as a waiver of any other term or provision of this Agreement and a waiver at any time of any term or provision of this Agreement shall not be construed as a waiver at any subsequent time of the same term or provision.
(f)    Headings. All headings set forth in this Agreement are intended for convenience only and shall not control or affect the meaning, construction or effect of this Agreement or of any of the provisions hereof.
(g)    Counterparts. This Agreement may be executed via facsimile transmission signature and in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

(h)    Committee Determinations. The Committee shall have the discretionary authority to interpret, construe and administer the terms of this Agreement in accordance with the Plan.
(i)    Law Governing Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have executed this EMPLOYEE AWARD AGREEMENT FOR RESTRICTED STOCK covering the award of Restricted Stock, dated as of the date first written above.

BEAZER HOMES USA, INC.

By: /s/ Brian C. Beazer_________________
Name: Brian C. Beazer
Title:    Chairman

PARTICIPANT

/s/ Robert L. Salomon____________________
Name: Robert L. Salomon